Exhibit 99.1

Carriage Services Appoints Carlos R. Quezada as Chief Executive Officer;

Mel Payne Assumes Role of Executive Chairman of the Board of Directors.

Announcement Highlights

•	The Board has appointed Carlos R. Quezada as Chief Executive Officer;

•	Mel Payne assumes the role of Executive Chairman of the Board of Directors;

•	The Board has appointed Steven D. Metzger as President;

•	The Board has appointed Chad Fargason to serve as an Independent Director and as Chair of the Corporate Governance Committee; and

•	The Board intends to announce additional new directors who will add gender diversity and other forms of diversity to the Board of Directors during the third quarter of 2023.

HOUSTON – June 22, 2023—(GLOBE NEWSWIRE) The Board of Directors (the “Board”) of Carriage Services, Inc. (NYSE: CSV) (“Carriage” or the “Company”) announced today that Carlos R. Quezada has been appointed as Chief Executive Officer of Carriage, effective immediately. Mr. Quezada serves as Vice Chairman of the Board and most recently served as President and Chief Operating Officer. The Company’s founder and current CEO, Mel Payne, will now serve as Executive Chairman of the Board of Directors, also effective immediately.

Executive Leadership Announcements

Mel Payne, Executive Chairman of the Board, stated, “When I created the Company’s Strategic Vision and Principles Group in June 2021, a team consisting of four executive leaders including myself, we noted it was the first step in our CEO succession planning. The past two years have been a thoughtful, deliberate and intense period of learning, leading and preparation to ensure the seamless transition we announce today. I could not be more excited and confident in Carlos and his ability to thrive in the CEO role, as he has continued to take on additional responsibilities and lead transformational growth throughout the Company since he first joined Carriage in 2020. The Board has also recognized his talent and achievements, which culminated in appointing Carlos as President in 2022, and ultimately electing him to serve on the Board as Vice Chairman earlier this year. Carlos is a thoughtful and strategic leader who, I am confident, will lead Carriage to achieve our Bold Ten-Year Vision, as laid out in this year’s Shareholder Letter.”

Carlos Quezada, CEO and Vice Chairman of the Board, said, “I am honored and deeply humbled to assume the CEO role at Carriage. As I step into this position, I am acutely aware of the significance of the transition, as Mel has served as the sole CEO of the Company since its founding more than 32 years ago. I commit to our employees and shareholders that I will lead with the utmost dedication, integrity, and an unwavering commitment to our culture and Mission and Vision of Being the Best.”

The Board also announced that Steve Metzger, previously Executive Vice President, Chief Administrative Officer and General Counsel, has been appointed to serve as President, effective immediately. Mr. Payne stated, “Steve joined Carriage in 2018 and is a gifted leader who has driven significant growth and improvement in a variety of areas over the years. In addition to leading our Legal, HR and Risk Management Teams, Steve also leads our Corporate Development efforts, which has resulted in the addition of several premier businesses to the Carriage portfolio. Steve is involved with just about every aspect of the Company and brings great experience and judgment to his role as President.”

Mr. Payne added, “As those of you who have followed Carriage for any amount of time know, this Company is my passion. I could not be prouder of our people, the noble nature of what we do, and the way we take care of our families. I will continue to lead our Board as Executive Chairman and provide guidance and mentorship to Carlos, Steve and our CFO, Kian Granmayeh, as they work together to execute our Bold Ten-Year Vision and continue generating value for our shareholders. As we often say at Carriage, “The Best is Yet to Come!”

Board Refreshment and Governance Updates

On June 21, 2023, the Board appointed Chad Fargason to serve as a Director and as Chair of the Corporate Governance Committee of the Board. Currently Senior Portfolio Manager for Vaughan Nelson Investment Management, an investment manager with approximately $15 billion under management, Mr. Fargason brings to the Board deep capital allocation expertise and a track record of building businesses through strategic growth initiatives. Mr. Fargason has been with Vaughan Nelson for more than ten years. Prior to that, he spent ten years with the global investment firm KKR & Co. Inc. Mr. Fargason holds a B.A. in Mathematics from Rice University and both a Masters and Ph.D. in Mathematics from Duke University.

Donald D. Patteson, Jr., Lead Independent Director, stated, “Chad’s proven track record over his 20-year career with both KKR and Vaughan Nelson provide Carriage and its shareholders with a unique combination of valuable skills and insight, specifically as it relates to capital allocation, strategic growth, and investor assessment and valuation. We are fortunate to have someone of Chad’s caliber join our Board and we look forward to his contributions.”

Mr. Quezada added, “We are excited to welcome Chad to the Board as we continue to focus our efforts on building a best-in-class Board of Directors. Chad’s experience adds skills to our Board that will be invaluable as we continue to execute our plans to pay down our debt and drive our growth strategy.” Mr. Fargason stated, “I am honored to be invited to join the Carriage Board and look forward to supporting a company with such a rich history, unique culture, and that is poised for sustainable growth.”

Mr. Fargason’s appointment follows the resignation of the Company’s prior Corporate Governance Committee Chair, Dr. Achille Messac, as a Director of the Company.

Mr. Quezada concluded, “We continue to listen to shareholders’ feedback and evaluate opportunities to enhance governance. To that end, as mentioned in the Company’s Annual Shareholder Letter and in its first quarter earnings call, the Board is committed to adding gender diversity to the Board this year and has partnered with a nationally recognized firm to guide the search process. The Board is actively meeting with prospective director candidates that meet these criteria and intends to share more news on this priority during the third quarter.”

In addition, in connection with the Company’s focus on governance and responsiveness to shareholder feedback, Carriage has amended its bylaws to provide for mandatory resignations for any director who fails to receive majority support from shareholders in an uncontested election.

Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operates 173 funeral homes in 26 states and 32 cemeteries in 11 states.

INVESTOR RELATIONS CONTACT

For any investor relations questions, please email InvestorRelations@carriageservices.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These certain forward-looking statements made herein or elsewhere by, or on behalf of, the Company include, but are not limited to, statements regarding the expectations and successful management of the executive transitions; any projections of equity performance; any statements of the plans, strategies and objectives of management for future operations or financing activities, including, but not limited to, capital allocation, organizational performance, and cost and debt reductions; any statements of the plans, strategies and objectives related to governance improvement plans and related expectations, including, but not limited to, recruitment of new board of director members; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us, which we believe are reasonable. However, many important factors, as identified and discussed under “Cautionary Note” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other public filings and press releases, could cause the Company’s results or expectations in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law. A copy of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and other information about the Company and news releases, are available at http://www.carriageservices.com.